                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  AUGUST 30, 1996

                                  EXCITE, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                   CALIFORNIA
             ------------------------------------------------------
                 (State or other jurisdiction of incorporation)

         0-28064                                    77-0378215
---------------------------                  -------------------------
       (Commission                                 (IRS Employer
      File Number)                              Identification No.)

              1091 N. Shoreline Boulevard, Mountain View, CA 94043
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (415) 943-1200
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

         The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated August 30, 1996, related to the Registrant's completion of the acquisition of The McKinley Group, Inc. ("McKinley") by means of a merger (the "Merger") of Excite Acquisition Company, a Delaware corporation and wholly-owned subsidiary of the Registrant with and into McKinley, as set forth below and in the pages attached hereto:

ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

         See Exhibit 20.1 for the audited financial statements of McKinley

         Condensed Financial Information for McKinley as of September 30, 1996 and for the nine month periods ended September 30, 1996 and 1995 (Unaudited)

(b)      PRO FORMA FINANCIAL INFORMATION

         Pro Forma Combined Condensed Financial Information (Unaudited)

         The following unaudited Pro Forma Combined Condensed Financial Statements assume a business combination between Excite, Inc. ("Excite" or the "Company") and McKinley which was accounted for as a pooling of interests. The Pro Forma Combined Condensed Financial Statements are based on the historical financial statements and the notes thereto of Excite included in the Registration Statement on Form SB-2 as declared effective by the Securities and Exchange Commission on April 3, 1996 (Reg. No. 333-2328-LA), the quarterly report on form 10-QSB for the quarter ended September 30, 1996, and the historical financial statements and the notes thereto of McKinley included herein. The Excite historical financial statement data for the nine months ended September 30, 1996 and the McKinley historical financial statement data for the nine months ended September 30, 1996 have been prepared on the same basis as the audited financial statements of Excite and, in the opinion of management, contain all adjustments necessary for the fair presentation of the results of operations for such periods.

         The Pro Forma Combined Condensed Balance Sheet combines Excite's September 30, 1996 unaudited condensed balance sheet with McKinley's unaudited condensed balance sheet, giving effect to the Merger as if it had occurred on September 30, 1996.

         The Pro Forma Combined Condensed Statements of Operations combine Excite's historical condensed statements of operations for the period from inception (June 9, 1994) through December 31, 1994, the year ended December 31, 1995 and the unaudited nine months ended September 30, 1996 with the corresponding McKinley condensed statements of operations for the period from inception (December 7, 1993) through December 31, 1994, the year ended December 31, 1995 and the unaudited nine months ended September 30, 1996.

         The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position. The unaudited Pro Forma Combined Condensed Financial Statements do not incorporate any benefits from cost savings or synergy of operations of the combined company.

         Excite and McKinley incurred direct transaction costs of approximately $2.2 million associated with the Merger which were charged to operations during the quarter ended September 30, 1996. There can be no assurance that Excite will not incur additional charges in subsequent quarters to reflect costs associated with the Merger or that management will be successful in its efforts to integrate the operations of the two companies.

         These Pro Forma Combined Condensed Financial Statements should be read in conjunction with the historical condensed financial statements and the related notes thereto of Excite and the financial statements and the notes thereto of McKinley included herein.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEETS
                           (In thousands, unaudited)

                                                             SEPTEMBER 30, 1996
                                          ------------------------------------------------------
                                                                                       PRO FORMA
                                           EXCITE        MCKINLEY      ADJUSTMENTS     COMBINED
                                          --------       --------       --------       --------
ASSETS
Current assets:
     Cash, cash equivalents and
       short-term investments .........   $ 30,034       $    381       $     --       $ 30,415
     Accounts receivable ..............      2,120            394             --          2,514
     Intercompany receivable ..........      7,637             --         (7,637)            --
     Prepaid expenses and other
       current assets .................      2,842             54             --          2,896
                                          --------       --------       --------       --------
         Total current assets .........     42,633            829         (7,637)        35,825
Property and equipment, net ...........      7,263          1,096             --          8,359
Other assets ..........................      1,958             51             --          2,009
                                          --------       --------       --------       --------
                                          $ 51,854       $  1,976       $ (7,637)      $ 46,193
                                          ========       ========       ========       ========
LIABILITIES AND SHAREHOLDERS' EQUITY
 (NET CAPITAL DEFICIENCY)
Current liabilities:
     Notes payable, current portion ...   $     --       $  1,166       $     --       $  1,166
     Intercompany liability ...........         --          7,637         (7,637)            --
     Accounts payable .................      4,716            226             --          4,942
     Accrued compensation .............        146            164             --            310
     Distribution agreements ..........      2,038          1,837             --          3,875
     Capital lease obligations,
       current portion ................      2,889            367             --          3,256
     Deferred revenues ................      1,557          1,166             --          2,723
     Other accrued liabilities ........      2,508          1,280             --          3,788
                                          --------       --------       --------       --------
         Total current liabilities ....     13,854         13,843         (7,637)        20,060
Notes payable .........................        768             34             --            802
Capital lease obligations .............      3,123            446             --          3,569
Commitments
Shareholders' equity (net capital
   deficiency):
     Common stock .....................     55,357          4,433             --         59,790
     Deferred compensation ............       (428)           (49)            --           (477)
     Unrealized gain (loss) on
         available-for-sale
         investments...................         23            (83)            --            (60)
     Accumulated deficit ..............    (20,843)       (16,648)            --        (37,491)
                                          --------       --------       --------       --------
         Total shareholders' equity
           (net capital deficiency) ...     34,109        (12,347)            --         21,762
                                          --------       --------       --------       --------
                                          $ 51,854       $  1,976       $ (7,637)      $ 46,193
                                          ========       ========       ========       ========

                             See accompanying notes.

              PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                (In thousands, except per share data; unaudited)

                                                 PERIOD FROM DECEMBER 7, 1993 (INCEPTION)
                                                           THROUGH DECEMBER 31, 1994
                                                 ---------------------------------------
                                                                               PRO FORMA
                                                 EXCITE         MCKINLEY       COMBINED
                                                 --------       --------       --------
Revenues .....................................   $     83       $    210       $    293
Cost of revenues .............................         21             67             88
                                                 --------       --------       --------
Gross profit .................................         62            143            205
Operating expenses:
    Product development ......................         76            339            415
    Sales and marketing ......................         --             37             37
    General and administrative ...............         37            362            399
                                                 --------       --------       --------
       Total operating expenses ..............        113            738            851
                                                 --------       --------       --------
Operating loss ...............................        (51)          (595)          (646)
Interest and other expense ...................         --             (4)            (4)
                                                 --------       --------       --------
Net loss .....................................   $    (51)      $   (599)      $   (650)
                                                 ========       ========       ========
Net loss per share ...........................   $  (0.01)      $  (1.52)      $  (0.06)
                                                 ========       ========       ========
Shares used in computing net loss per share...     10,181            395         10,576
                                                 ========       ========       ========

                             See accompanying notes.

              PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                (In thousands, except per share data; unaudited)

                                                        YEAR ENDED DECEMBER 31, 1995
                                                 ---------------------------------------
                                                                               PRO FORMA
                                                  EXCITE         MCKINLEY       COMBINED
                                                 --------       --------       --------
Revenues ....................................    $    434       $    518       $    952
Cost of revenues ............................         139             89            228
                                                 --------       --------       --------
Gross profit ................................         295            429            724
Operating expenses:
    Product development .....................       1,682          1,129          2,811
    Sales and marketing .....................         867            781          1,648
    General and administrative ..............         651          1,674          2,325
    Merger and acquisition costs ............         331             --            331
                                                 --------       --------       --------
       Total operating expenses .............       3,531          3,584          7,115
                                                 --------       --------       --------
Operating loss ..............................      (3,236)        (3,155)        (6,391)
Interest income .............................           5             --              5
Interest and other expense ..................         (26)           (24)           (50)
                                                 --------       --------       --------
Net loss ....................................    $ (3,257)      $ (3,179)      $ (6,436)
                                                 ========       ========       ========
Net loss per share ..........................    $  (0.31)      $  (6.26)      $  (0.58)
                                                 ========       ========       ========
Shares used in computing net loss per share..      10,562            508         11,070
                                                 ========       ========       ========

                             See accompanying notes.

              PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                (In thousands, except per share data; unaudited)


                                                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                                           ------------------------------------------------------
                                                                                         PRO FORMA
                                            EXCITE        MCKINLEY    ADJUSTMENT(1)     COMBINED
                                           --------       --------    -------------     --------
Revenues ...........................       $  6,083       $  2,156       $     --       $  8,239
Cost of revenues ...................          1,611            370             --          1,981
                                           --------       --------       --------       --------
Gross profit .......................          4,472          1,786             --          6,258
Operating expenses:
    Product development ............          3,154          2,369             --          5,523
    Sales and marketing ............          9,458          2,538             --         11,996
    Distribution license fees ......          6,878          5,000             --         11,878
    General and administrative .....          2,633          3,043             --          5,676
    Merger and acquisition costs ...            842          1,523         (2,222)           143
                                           --------       --------       --------       --------
       Total operating expenses ....         22,965         14,473         (2,222)        35,216
                                           --------       --------       --------       --------
Operating loss .....................        (18,493)       (12,687)         2,222        (28,958)
Interest income ....................          1,031              3             --          1,034
Interest and other expense .........            (73)          (187)            --           (260)
                                           ========       ========       --------       --------
Net loss ...........................       $(17,535)      $(12,871)      $  2,222       $(28,184)
                                           ========       ========       ========       ========
Net loss per share .................       $  (1.60)      $ (15.72)      $   0.19       $  (2.40)
                                           ========       ========       ========       ========
Shares used in computing net loss
    per share ......................         10,938            819         11,757         11,757
                                           ========       ========       ========       ========

(1) See Note 2 of Notes to Pro Forma Combined Condensed Financial Statements for information regarding the non-recurring charges recorded at the time of the business combination.

                             See accompanying notes.

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

1.   PERIODS COMBINED

     The Excite unaudited pro forma combined condensed statements of operations for the years ended December 31, 1994 and 1995 and the nine months ended September 30, 1996 have been combined with the McKinley condensed statements of operations for each of the same periods giving effect to the Merger as if it had occurred at the beginning of the earliest period presented.

     The Excite unaudited pro forma combined condensed balance sheet as of September 30, 1996 has been combined with the McKinley condensed balance sheet as of the same date giving effect to the Merger as if it had occurred on September 30, 1996.

2.   BASIS OF PRESENTATION

     Pro Forma Basis of Presentation

     The pro forma combined condensed financial statements reflect the issuance of approximately 850,000 shares of Excite Common Stock for all of the outstanding shares of McKinley Common Stock in connection with the Merger which resulted in an exchange ratio of 0.0817633 shares of Excite Common Stock for each share of McKinley Series A Common Stock, and 2.6626477 shares of Excite Common Stock for each share of McKinley Series B Common Stock.

     Merger Transaction Costs

     Excite and McKinley incurred direct transaction costs of approximately $2.2 million associated with the Merger, including $1.0 million for legal and other professional consulting fees, $901,000 for personnel severance and outplacement expenses and $345,000 for termination of contracts and discontinuation of duplicate operations and facilities, which was charged to operations during the quarter ending September 30, 1996. There can be no assurance that Excite will not incur additional charges in subsequent quarters to reflect costs associated with the Merger or that management will be successful in their efforts to integrate the operations of the two companies.

3.   PRO FORMA LOSS PER SHARE

     The pro forma combined loss per share is based on the combined weighted average number of common and dilutive common equivalent shares of Excite Common Stock and McKinley Common Stock outstanding for each period using the exchange ratio based on the issuance of approximately 850,000 shares of Excite Common Stock for all of the outstanding shares of McKinley Common Stock as of August 30, 1996. Pursuant to the Securities and Exchange Commission Staff Accounting Bulletins, for the periods prior to the Company's initial public offering, such computations include all common and common equivalent shares issued within twelve months of the initial public offering date as if they were outstanding for all periods presented. Common equivalent shares consist of the incremental common shares issued upon conversion of the redeemable convertible preferred stock (using the if-converted method) and shares issuable upon the exercise of stock options and warrants (using the treasury stock method).

4.   CONFORMING AND PRO FORMA ADJUSTMENTS

     There were no adjustments required to conform the accounting policies of Excite and McKinley. Certain amounts for McKinley have been reclassified to conform with Excite's financial statement presentation. Intercompany transactions consisting of short-term loans by Excite to McKinley are eliminated in the adjustments column of the combined condensed balance sheet as of September 30, 1996. There have been no other significant intercompany transactions.

                            THE MCKINLEY GROUP, INC.

                     INDEX TO CONDENSED FINANCIAL STATEMENTS

                                                                                                            Page
                                                                                                            ----
Balance Sheet as of September 30, 1996....................................................................   10

Statements of Operations for the nine months ended September 30, 1996 and 1995............................   11

Statements of Cash Flows for the nine months ended September 30, 1996 and 1995............................   12

Notes to Condensed Financial Statements...................................................................   13

                            THE MCKINLEY GROUP, INC.
                             CONDENSED BALANCE SHEET
                            (In thousands, unaudited)

                                                                         SEPTEMBER 30,
                                                                             1996
                                                                           --------
ASSETS
Current assets:
     Cash, cash equivalents and short-term investments ..............      $    381
     Accounts receivable ............................................           394
     Prepaid expenses and other current assets ......................            54
                                                                           --------
         Total current assets .......................................           829
Property and equipment, net .........................................         1,096
Other assets ........................................................            51
                                                                           --------
                                                                           $  1,976
                                                                           ========
LIABILITIES AND SHAREHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)
Current liabilities:
      Notes payable, current portion ................................      $  1,166
      Intercompany liability ........................................         7,637
      Accounts payable ..............................................           226
      Accrued compensation ..........................................           164
      Distribution agreement ........................................         1,837
      Capital lease obligations, current portion ....................           367
      Deferred revenues .............................................         1,166
      Other accrued liabilities .....................................         1,280
                                                                           --------
         Total current liabilities ..................................        13,843
Notes payable .......................................................            34
Capital lease obligations ...........................................           446
Commitments
Shareholders' equity (net capital deficiency)
     Common stock ...................................................         4,433
     Deferred compensation ..........................................           (49)
     Unrealized losses on available-for-sale investments ............           (83)
     Accumulated deficit ............................................       (16,648)
                                                                           --------
         Total shareholders' equity (net capital deficiency) ........       (12,347)
                                                                           --------
                                                                           $  1,976
                                                                           ========

                  See notes to condensed financial statements.

                            THE MCKINLEY GROUP, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                            (In thousands, unaudited)

                                                         NINE MONTHS ENDED
                                                     SEPTEMBER 30,   SEPTEMBER 30,
                                                         1996           1995
                                                       --------        --------
Revenues .......................................       $  2,156        $    129
Cost of revenues ...............................            370              69
                                                       --------        --------
Gross profit ...................................          1,786              60
Operating expenses:
    Product development ........................          2,369             583
    Sales and marketing ........................          2,538             426
    Distribution license fees ..................          5,000              --
    General and administrative .................          3,043             753
    Merger and acquisition costs ...............          1,523              --
                                                       --------        --------
       Total operating expenses ................         14,473           1,762
                                                       --------        --------
Operating loss .................................        (12,687)         (1,702)
Interest income ................................              3              --
Interest expense and other .....................           (187)             (3)
                                                       --------        --------
Net loss .......................................       $(12,871)       $ (1,705)
                                                       ========        ========

                  See notes to condensed financial statements.

                            THE MCKINLEY GROUP, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands, unaudited)

                                                                  NINE MONTHS ENDED
                                                             SEPTEMBER 30,  SEPTEMBER 30,
                                                                 1996           1995
                                                               --------       --------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Loss ............................................      $(12,871)      $ (1,705)
    Adjustments to reconcile net loss to net cash used in
        operating activities:
      Depreciation and amortization .....................           338             28
      Loss on disposal of fixed assets and other assets .            90             --
      Provision for loan impairment .....................           629             --
      Equity securities issued for services ...............          (123)           161
      Changes in assets and liabilities:
         Accounts receivable ............................          (240)           (29)
         Other current assets ...........................            72             17
         Other assets ...................................             8            (31)
         Accounts payable ...............................         7,205            311
         Accrued liabilities ............................         2,735            259
         Deferred revenues ..............................         1,061             60
                                                               --------       --------
             Net cash used in operating activities ......        (1,096)          (929)
CASH FLOWS FROM INVESTING ACTIVITIES:
       Purchase of property and equipment ...............          (215)          (237)
       Purchase of investments ..........................            --           (356)
       Notes receivable .................................          (629)            --
       Sale of investments ..............................           475             --
                                                               --------       --------
             Net cash used in investing activities ......          (369)          (593)
CASH FLOWS FROM FINANCING ACTIVITIES:
       Proceeds from sale of common stock ...............         1,400          1,696
       Proceeds from issuance of notes payable ..........         1,074            270
       Repayment of margin account borrowings ...........        (1,257)            --
       Proceeds from bank borrowings ....................           450             --
       Principal payments on notes payable ..............            --           (262)
       Principal payments on capital lease obligations ..          (191)            --
                                                               --------       --------
             Net cash provided by financing activities...         1,476          1,704
                                                               --------       --------
             Net increase in cash and cash equivalents...            11            182
Cash and cash equivalents at beginning of period ........           153              1
                                                               --------       --------
Cash and cash equivalents at end of period ..............      $    164       $    183
                                                               ========       ========

                  See notes to condensed financial statements.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

1.    THE COMPANY AND BASIS OF PRESENTATION

     The McKinley Group, Inc. ("McKinley" or the "Company") was incorporated in Delaware on December 7, 1993. The Company's principal business activities include Internet advertising, licensing of Internet directory technology and publishing Internet directory content. Advertising services are offered primarily to corporate entities seeking to expand their market presence through the Internet's Worldwide Web. Domestic and international Internet service providers comprise the principal market for the Company's Internet directory technology. Internet directory content, in both paper and digital formats, is marketed to individual and corporate Internet users.

     The unaudited condensed financial statements included herein have been prepared by the Company in accordance with generally accepted accounting principles and reflect all adjustments, consisting only of normal recurring adjustments which in the opinion of management are necessary to fairly state the Company's financial position, results of operations, and cash flows for the periods presented. The results of operations for the nine months ended September 30, 1996 are not necessarily indicative of the results to be expected for any subsequent quarter or for the entire fiscal year ending December 31, 1996.

2.   REVENUE RECOGNITION

     The Company's advertising revenues are derived principally from short-term advertising contracts which guarantee a minimum number of "impressions" or times that any advertisement is delivered by the Company's Internet directory server and viewed by an Internet user. Advertising revenues are recognized over the contract term using the percentage of completion method based on the number of impressions delivered as a percentage of the guaranteed minimum or recognized ratably over the contract term once the minimum guaranteed impressions are met. Revenues from the sale of certain advertising space are shared with third parties pursuant to the terms of certain agreements. The Company records advertising revenues, net of amounts allocable to third parties under the terms of such agreements. To date, amounts allocable to third parties have not been significant.

     Revenues from the license of Internet directory content and technology are recognized at the time of delivery provided that no significant obligations remain and collection of the resulting receivable is considered probable. Any insignificant vendor obligations are accrued at the time of sale.

3.   CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     Management determines the appropriate classification of its investments at the time of purchase and reevaluates the classification at each reporting date. Investment securities classified as trading are reported at fair value and the net unrealized gains and losses are included as part of results from operations. Investments classified as available-for-sale are recorded at fair value and net unrealized gains and losses are recognized as a separate component of stockholders' deficit.

4.   CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash equivalents, short-term investments, and trade accounts receivable which are generally not collateralized. The Company limits its exposure to credit loss by placing its cash, cash equivalents, and investments with high credit quality financial institutions. Concentrations of credit risk with respect to accounts receivable are considered to be limited due to the quality of customers comprising the Company's customer base and their dispersion across varying business segments and geographic regions. The Company performs ongoing credit evaluations of its customers' financial condition to determine the need for an allowance for doubtful accounts.

5.   PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years or less. Leasehold improvements are amortized over the shorter of their estimated useful lives or the remaining lease terms. Repair and maintenance costs are charged to expense as incurred.


6.   INITIAL PUBLIC OFFERING COSTS

     During the nine months ended September 30, 1996, general and administrative expenses include approximately $594,000 of costs associated with the Company's unsuccessful efforts to raise equity capital through an initial public offering.

 (c)     EXHIBITS.

         The following exhibits are filed herewith:

         20.1 The McKinley Group, Inc. audited financial statements as of December 31, 1994 and 1995 and June 30, 1996.

         23.1     Consent of Price Waterhouse LLP, independent accountants.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.

                                        EXCITE, INC.

Date:  November 8, 1996                 By:    /s/ Richard B. Redding
                                               ----------------------
                                               Richard B. Redding
                                               Vice President of Finance and
                                               Administration, Secretary